                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the following Registration Statements of AmSouth Bancorporation and in the related Prospectuses, of our report dated January 31, 1994, with respect to the consolidated financial statements of AmSouth Bancorporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1993:

  Form S-8 No. 33-52243 pertaining to the assumption by AmSouth
   Bancorporation of FloridaBank Stock Option Plan and Stock Option Plan -
   1993;
  Form S-8 No. 33-52113 pertaining to the 1989 Long Term Incentive
   Compensation Plan;
  Form S-4 No. 33-51767 pertaining to the acquisition of First Federal
   Savings Bank;
  Form S-4 No. 33-50865 pertaining to the acquisition of Citizens National
   Corporation;
  Form S-4 No. 33-50727 pertaining to the acquisition of Parkway Bancorp,
   Inc.;
  Form S-3 No. 33-50363 pertaining to the Debt Shelf Registration;
  Form S-8 No. 33-35218 pertaining to the 1989 Long Term Incentive
   Compensation Plan;
  Form S-8 No. 33-37905 pertaining to the AmSouth Bancorporation Thrift Plan; Form S-8 No. 33-9368 pertaining to the Long Term Incentive Compensation
   Plan;
  Form S-8 No. 33-2927 (as amended) pertaining to the Employee Stock Purchase
   Plan;
  Form S-8 No. 2-97464 pertaining to the Long Term Incentive Compensation
   Plan;
  Form S-3 No. 33-35280 pertaining to the Dividend Reinvestment and Common
   Stock Purchase Plan;
  Form S-8 No. 33-19016 pertaining to the Long Term Incentive Compensation
   Plan; and
  Form S-8 No. 33-18653 pertaining to the 1987 Substitute Stock Option Plan.

Birmingham Alabama
March 18, 1994